Reading International Enters Into a Sale Agreement for its Moonee Ponds Properties

Los Angeles, California, - (BUSINESS WIRE) – October 21, 2013 –  Reading International, Inc. (NASDAQ: RDI) announced that on October 15, 2013, an Australian affiliate of ours entered into a definitive purchase and sale agreement for the sale of our properties located in Moonee Ponds, Victoria, Australia.

The purchaser of the properties, which span 40 Hall Street, 62 Aspen Street and 34 Margaret Street in Moonee Ponds, is Moonee Ponds Pty Ltd an affiliate of Leighton Properties Pty Ltd. More information about Leighton Properties is available at http://www.leightonproperties.com.au.

The purchase price of AUS$23.0 million is payable in full on April 16, 2015.  Leighton Properties Pty Ltd. has guaranteed purchaser’s performance.  Our attorney has received from the purchaser, bank guaranties and checks to the value of AUS$2.3 million,  comprising the agreed upon 10% deposit.  These amounts will be held by our attorney and released to us upon settlement on April 16, 2015.

The contract is subject to approval by the Australian Foreign Investment Review Board.  While no assurances can be given, this approval process is currently not anticipated to take longer than thirty (30) business days to complete.

Prior to settlement, Reading retains title to the properties, is responsible for their costs (including taxes and utilities), and is entitled to receive all of their revenues (the properties are currently used as a parking lot).   The properties comprise approximately 3.3 acres, and are presently carried on our books at AUS$12.4 million.

About Reading International, Inc.

Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets.  Our business consists primarily of:

•	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and
•

the development, ownership, and operation of retail and commercial real estate in Australia, New Zealand, and the United States, including entertainment-themed retail centers (“ETRC”) in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.

Reading manages its worldwide cinema business under various different brands:

•	in the United States, under the
o	Reading brand (http://www.readingcinemasus.com),
o	Angelika Film Centers brand (http://www.angelikafilmcenter.com),
o	Consolidated Theatres brand (http://www.consolidatedtheatres.com),
o	City Cinemas brand (http://www.citycinemas.com),
o	Beekman Theatre brand (http://www.beekmantheatre.com),

o	The Paris Theatre brand (http://www.theparistheatre.com), and
o	Liberty Theatres brand (http://libertytheatresusa.com/);
•	in Australia, under the Reading brand (http://www.readingcinemas.com.au); and
•	in New Zealand, under the
o	Reading (http://www.readingcinemas.co.nz) and
o	Rialto (http://www.rialto.co.nz) brands.

For more information, contact:

Andrzej Matyczynski, Chief Financial Officer

Reading International, Inc.  (213) 235-2240

Forward-Looking Statements

Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995.  Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared.  No guarantees can be given that our expectation will in fact be realized, in whole or in part.  You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties.  However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team.  Individual Board members and individual members of our management team may have different views as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.

For more information, contact:

Andrzej Matyczynski, Chief Financial Officer

Reading International, Inc.  (213) 235-2240